                  INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                       BETWEEN GLOBAL INVESTMENT PORTFOLIO AND
                            G.T. CAPITAL MANAGEMENT, INC.


              Contract made as of January 11, 1994, between Global Investment Portfolio ("Master Portfolio"), a New York common law trust, and G.T. Capital Management, Inc. ("G.T. Capital"), a California corporation.

                                     WITNESSETH:
                                     -----------
              WHEREAS the Master Portfolio, which is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, has established several subtrusts with each subtrust having its own assets and investment policies; and

              WHEREAS the Master Portfolio desires to retain G.T. Capital as investment manager and administrator to furnish certain administrative, investment advisory and portfolio management services to the subtrusts listed in Schedule A attached hereto, and to such other subtrusts of the Master Portfolio hereinafter established as may be agreed to from time to time by the parties, and listed in an addendum to Schedule A (hereinafter "Portfolios" shall refer to each subtrust that is subject to this Agreement), and G.T. Capital is willing to furnish such services;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1. Appointment. The Master Portfolio hereby appoints G.T. Capital as investment manager and administrator of the Portfolios for the period and on the terms set forth in the Contract. G.T. Capital accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

              2.  Duties as Investment Manager.

              (a) Subject to the supervision of the Master Portfolio's Board of Trustees ("Board"), G.T. Capital will provide a continuous investment program for each Portfolio, including investment research and management with respect to all securities and investments and cash equivalents of each Portfolio. G.T. Capital will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio, and the brokers and dealers through whom trades will be executed.

              (b) G.T. Capital agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price
     and execution.   Consistent with this obligation, G.T.  Capital may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of investment companies which invest all of their investable assets in a Portfolio or provide a Portfolio or G.T. Capital's
     other clients with research, analysis,  advice and similar services.   G.T.
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     Capital  may pay  to  brokers  and  dealers,  in return  for  research  and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to G.T. Capital's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of G.T. Capital to the Portfolios and its other clients and that the total commissions or spreads paid by the Portfolios will be reasonable in relation to the
     benefits  to the  Portfolios  over the  long  term.   In  no instance  will
     portfolio securities be purchased from or sold to G.T. Capital or any affiliated person thereof except in accordance with the federal securities
     laws  and the  rules  and regulations  thereunder.   Whenever  G.T. Capital
     simultaneously places orders to purchase or sell the same security on behalf of a Portfolio and one or more other accounts advised by G.T. Capital, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Portfolios recognize that in some cases this procedure may adversely affect the results obtained for a Portfolio.

              (c) G.T. Capital will oversee the maintenance of all books and records with respect to the securities transactions of the Portfolios, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, G.T. Capital hereby agrees that all records which it maintains for the Portfolios are the property of the Portfolios, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Portfolios and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Portfolios any records which it maintains for the Portfolios upon request.

              (d) G.T. Capital will oversee the computation of the net asset value and the net income of each Portfolio as described in the registration statement of the Master Portfolio under the 1940 Act ("Registration Statement") or as more frequently requested by the Board.

              3.   Duties as Administrator.   G.T. Capital  will administer  the
     affairs of the Portfolios subject to the supervision of the Board and the following understandings:

                      (a) G.T. Capital will supervise all aspects of the operations of the Portfolios, including the oversight of custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Portfolios.

                      (b) At G.T. Capital's expense, G.T. Capital will provide the Portfolios with such corporate, administrative and clerical personnel (including officers of the Master Portfolio) and services as are reasonably deemed necessary or advisable by the Board.

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                      (c)   G.T.  Capital  will arrange,  but  not pay,  for the
              periodic preparation, updating, filing and dissemination (as applicable) of the Portfolios' proxy material, tax returns and required reports with or to the Portfolios' investors, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

                      (d) G.T. Capital will provide the Portfolios with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

              4. Further Duties. In all matters relating to the performance of this Contract, G.T. Capital will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Master Portfolio and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

              5. Delegation of G.T. Capital's Duties as Investment Manager and Administrator. G.T. Capital may enter into one or more agreements ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which G.T. Capital delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Contract, provided that: (i) each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which G.T. Capital is subject with respect to the delegated services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and
     (iii) G.T. Capital shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.

              6. Services Not Exclusive. The services furnished by G.T. Capital hereunder are not to be deemed exclusive and G.T. Capital shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of G.T. Capital, who may also be a Trustee, officer or employee of the Master Portfolio, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

              7.  Expenses.

              (a) During the term of this Contract, the Portfolios will bear all expenses which are not specifically assumed by G.T. Capital.

              (b)   Expenses  borne by the  Portfolios will  include but  not be
     limited to the following:   (i) the cost (including  brokerage commissions,

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     if any)  of securities  purchased or  sold by  a Portfolio  and any  losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Portfolios by G.T. Capital under this Contract;
     (iii) expenses of organizing the Portfolios; (iv) filing fees and expenses relating to the registration and qualification of the Master Portfolio or any of the Portfolios under federal and/or state securities laws and maintaining such registrations and qualifications; (v) fees and salaries payable to the Master Portfolio's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees");
     (vi) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds;
     (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Master Portfolio or any of the Portfolios for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xi) charges of custodians, pricing agents and other agents; (xii) expenses of setting in type, printing and mailing reports and proxy materials for existing investors; (xiii) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Master Portfolio or the Portfolios are a party and the expenses the Master Portfolio may incur as a result of its legal obligation to provide indemnification to its Trustees, officers, employees and agents) incurred by the Master Portfolio or the Portfolios;
     (xiv) fees,   voluntary   assessments  and   other  expenses   incurred  in
     connection with membership in investment company organizations; (xv) costs of mailing and tabulating proxies and costs of meetings of investors, the Board and any committees thereof; (xvi) the cost of investment company literature and other publications provided by the Master Portfolio to its
     Trustees  and  officers;  and  (xvii) costs  of   mailing,  stationery  and
     communications equipment.

              (c) All general expenses of the Master Portfolio and joint expenses of the Portfolios shall be allocated among the Portfolios on a basis deemed fair and equitable by G.T. Capital, subject to the Board's supervision.

              (d) G.T. Capital will assume the cost of any compensation for services provided to the Master Portfolio received by the officers of the Master Portfolio and by the Trustees of the Master Portfolio who are not Independent Trustees.

              (e) The payment or assumption by G.T. Capital of any expense of the Master Portfolio or any Portfolio that G.T. Capital is not required by this Contract to pay or assume shall not obligate G.T. Capital to pay or assume the same or any similar expense of the Master Portfolio or any Portfolio on any subsequent occasion.

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              8.  Compensation.

              (a)    For  the   services  provided  under  this  Contract,  each
     Portfolio will pay G.T. Capital a fee, based on the average daily net assets of each Portfolio, at the annualized rate of .725% on the first $500 million, .70% on the next $500 million, .675% on the next $500 million, and .65% on all amounts thereafter.

              (b) For the services provided under this Contract, each Portfolio as hereafter may be established and become subject to this Contract, will pay to G.T. Capital a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Master Portfolio on behalf of such Portfolio and by G.T. Capital. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

              (c) The fee shall be computed daily and paid monthly to G.T. Capital on or before the last business day of the next succeeding calendar month.

              (d) G.T. Capital agrees to reduce the fee payable to it under this Contract by the amount by which the ordinary operating expenses (exclusive of brokerage commissions, organization expenses, interest, taxes,  certain  expenses  attributable to  investing  outside  the  United
     States and extraordinary expenses) of a Portfolio for any fiscal year borne by an investor in that Portfolio, together with the direct ordinary operating expenses (exclusive of organization expenses, taxes, interest, distribution-related expenses and extraordinary expenses) of that investor (collectively, "Expenses"), shall exceed the most stringent limits prescribed by any state in which shares of any investor in the Portfolio are offered for sale. Proper accruals shall be made for the Portfolio for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by such Portfolio to G.T. Capital. Any additional reduction computed as being necessary at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year. If the amount of the fee payable by a Portfolio to G.T. Capital is less than the amount by which such Portfolio's Expenses exceed an applicable expense limitation, G.T. Capital shall reimburse that Portfolio in an amount sufficient to enable that Portfolio to meet such limitation.

              (e) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

              9. Limitation of Liability of G.T. Capital and Indemnification. G.T. Capital shall not be liable, and the Master Portfolio and the Portfolios shall indemnify G.T. Capital and its directors, officers and employees, for any costs or liabilities arising from any error of judgment

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     or  mistake of  law or  any loss suffered  by the  Master Portfolio  or the
     Portfolios in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of G.T. Capital in the performance by G.T. Capital
     of  its  duties  or  from  reckless  disregard  by  G.T.   Capital  of  its
     obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of G.T. Capital, who may be or become a Trustee, officer, employee or agent of the Master Portfolio shall be deemed, when rendering services to the Portfolios or acting with respect to any business of the Portfolios to be rendering such service to or acting solely for the Portfolios and not as an officer, partner, employee, or agent or one under the control or direction of G.T. Capital even though paid by it.

              10.  Duration and Termination.

              (a) This Contract shall become effective with respect to a Portfolio upon the date written above, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of such Portfolio's outstanding voting securities.

              (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date or until June 30, 1995, whichever is earlier. Thereafter, if not terminated, with respect to each Portfolio, this Contract shall continue automatically for successive periods ending on June 30, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Portfolio.

              (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of a Portfolio on sixty days' written notice to G.T. Capital or by G.T. Capital at any time, without the payment of any penalty, on sixty days' written notice to the Master Portfolio. Termination of this Contract with respect to one Portfolio shall not effect the continued effectiveness of this Contract with respect to any other Portfolio. This Contract will automatically terminate in the event of its assignment.

              11. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the respective Portfolio's outstanding voting securities.

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              12.    Governing  Law.    This  Contract  shall  be  construed  in
     accordance with the laws of the State of  California and the 1940 Act.   To
     the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

              13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

              IN  WITNESS   WHEREOF,  the   parties  hereto  have   caused  this
     instrument to be executed by their officers designated as of the day and year first above written.

     Attest:                                    GLOBAL INVESTMENT PORTFOLIO

     /s/ Peter R. Guarino                          /s/ F. Christian Wignall
     _______________________________            By__________________________
     Peter R. Guarino                              F. Christian Wignall


     Attest:                                    G.T. CAPITAL MANAGEMENT, INC.

     /s/ Peter R. Guarino                         /s/ James R. Tufts
     ______________________________             By____________________________
     Peter R. Guarino                             James R. Tufts












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                                     SCHEDULE A
                                     ----------

     Global Financial Services Portfolio

     Global Infrastructure Portfolio

     Global Natural Resources Portfolio